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                                                                Exhibit 5
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                                 HALE AND DORR
                               Counsellors at Law

                  60 State Street, Boston, Massachusetts 02109
                        617-526-6000 . FAX 617-526-5000

                               November 19, 1996

Renaissance Solutions, Inc.
Lincoln North
55 Old Bedford Road
Lincoln, Massachusetts  01773

Re:  1995 Equity Incentive Plan
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Ladies and Gentlemen:

     We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed on November 19, 1996 with the Securities and Exchange Commission relating to 1,000,000 shares of Common Stock, $.0001 par value per share (the "Shares"), of Renaissance Solutions, Inc., a Delaware corporation (the "Company"), issuable under the Company's 1995 Equity Incentive Plan (the "Plan").

     We have examined the Amended and Restated Certificate of Incorporation and Restated By-Laws of the Company, each as amended to date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement, and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

     In examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of such latter documents.

     Based on the foregoing, we are of the opinion that the Company is a corporation duly organized and validly existing under the laws of the State of Delaware and that the Company has duly authorized for issuance the Shares, and the Shares, when issued and paid for in accordance with the terms of the Plan and at a price per share in excess of the par value per share for such Shares, will be legally issued, fully paid and non-assessable.
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Renaissance Solutions, Inc.
November 19, 1996
Page 2





     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement.


                                      Very truly yours,

                                      /s/ Hale and Dorr

                                      HALE AND DORR